UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
_____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2025
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MediaAlpha, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-39671	85-1854133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Flower Street, Suite 640 Los Angeles, California	90017
(Address of Principal Executive Offices)	(Zip Code)
(213) 316-6256
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	MAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) As previously reported by the Company in its Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 1, 2024 and December 18, 2024, Eugene Nonko, formerly the Chief Technology Officer of MediaAlpha, Inc. (the “Company”) resigned from such position effective June 30, 2025. On that date, Mr. Nonko and the Company entered into a Fifth Amendment to Mr. Nonko’s Amended and Restated Employment Agreement (the “Amendment”), providing that he would continue to be employed by the Company as Chief Architect, a non-executive individual contributor role.
In connection with the Amendment, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved the following compensation for Mr. Nonko for 2025:
Base Salary. The Committee determined that Mr. Nonko’s base salary would remain unchanged at $550,000 per year for 2025.
Cash Incentive Bonus. As Mr. Nonko will continue to be employed by the Company for all of 2025, the Committee has reinstated his annual incentive bonus for the first half of 2025 at his previous target as Chief Technology Officer (100% of base salary), and has approved a target bonus rate of 70% of base salary for the second half of 2025 in his new position as Chief Architect, resulting in a blended target of 85% of Mr. Nonko’s base salary for 2025, or $467,500. Such incentive bonus will be based on achievement of the same metrics and goals as for the other senior executives of the Company.
Restricted Stock Units. In March 2025, Mr. Nonko was granted a prorated award of restricted stock units (“RSUs”) under the Company’s 2020 Omnibus Incentive Plan (the “Plan”), reflecting his expected employment for the first half of 2025, with a grant value of $2,750,000 (which reflected 50% of his annual $5,500,000 target opportunity as Chief Technology Officer). The Committee approved an additional RSU award to Mr. Nonko, effective July 15, 2025, with a value of $750,000, representing a prorated grant in his new position for the second half of 2025 (50% of his new annual Chief Architect target opportunity of $1,500,000). The number of RSUs to be granted will be determined by dividing $750,000 by the average closing price of a share of the Company’s class A common stock for the 20 trading day period ended on the Friday immediately preceding the effective grant date of such RSUs. The RSUs will vest in 16 equal quarterly installments commencing August 15, 2025, subject to Mr. Nonko’s continuous service with the Company through such vesting date.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure
On June 30, 2025, the Company issued a press release announcing the appointment of Amy Yeh as the Company’s Chief Technology Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

ITEM 9.01 – Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Fifth Amendment to Amended and Restated Employment Agreement among MediaAlpha, QuoteLab, LLC and Eugene Nonko, dated June 30, 2025
99.1	Press release dated June 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaAlpha, Inc.

Date: June 30, 2025	By:	/s/ Jeffrey B. Coyne
		Name:	Jeffrey B. Coyne
		Title:	General Counsel & Secretary